UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Board and Committee Matters

On June 18, 2013, Stephen P. McCall was appointed chairman of the Board of Directors of Otelco Inc. (the “Company”). Mr. McCall replaces Michael D. Weaver, who remains a director, President and Chief Executive Officer of the Company.

Also on June 18, 2013, Mr. McCall ceased to be a member of the Nominating and Corporate Governance Committee of the Board and Norman C. Frost was appointed to the Nominating and Corporate Governance Committee, joining Andrew Meyers and Gary L. Sugarman, with Mr. Sugarman as chair.

Annual Meeting

The 2013 Annual Meeting of the stockholders of the Company will be held on August 13, 2013 in Portland, Maine. Only stockholders of record as of the close of business on July 12, 2013 will be entitled to notice of and to vote at the Annual Meeting. In order to be considered for inclusion in the proxy statement relating to the Annual Meeting, stockholder proposals must be submitted in writing to the Secretary of the Company, Curtis L. Garner, Jr., at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121, and be received by no later than June 28, 2013. Similarly, in order for a stockholder proposal to be raised from the floor during the Annual Meeting, written notice must be received by the Company no later than June 28, 2013 and must contain the information required by the Company’s by-laws. Stockholders may contact the Secretary of the Company at the above-described address for a copy of the relevant provisions of the Company’s by-laws regarding the requirements for making stockholder proposals and nominating director candidates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: June 18, 2013
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

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